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                                                                 EXHIBIT (10)(i)

                          TRADEMARK LICENSE AGREEMENT


     This TRADEMARK LICENSE AGREEMENT ("Agreement") is made this ___ day of November, 1997 by and between Experian Information Solutions, Inc., an Ohio corporation ("Licensor"), and First American Real Estate Solutions, LLC, a California limited liability company ("Licensee").

                                   RECITALS

     WHEREAS, Licensor and The First American Financial Corporation ("FAFCO"), First American Real Estate Information Services, Inc. ("FAREISI") and various subsidiaries and affiliates of FAREISI (FAREISI and its subsidiaries and affiliates are collectively referred to as the "FAFCO Members") are parties to a Contribution and Joint Venture Agreement dated as of November ___, 1997 (the "JV Agreement") whereby Licensor and the FAFCO Members will jointly contribute assets to, and jointly own, Licensee; and

     WHEREAS, Licensor has been engaged in developing and marketing a broad range of information products and services, and is the owner of the "Experian" name and the "Experian" trademark and service mark and logo associated therewith (such Experian mark and logo and the use of the Experian mark as a prefix in a secondary mark with another component used by Experian or its related and affiliated entities shall hereinafter be collectively referred to as the "Trademark") that identifies its various businesses, products and services including those of the RES Business (as defined in the JV Agreement) and symbolizes the goodwill and reputation of the business connected therewith throughout the world; and

     WHEREAS, Licensee recognizes the worldwide marketing value of Licensor's goodwill and reputation as symbolized by the Trademark and is desirous of using the Trademark in the RES Business that is being contributed to Licensee pursuant to the JV Agreement and benefiting from its goodwill and reputation in connection with Licensee's business; and

     WHEREAS, Licensee acknowledges that the reputation and goodwill as symbolized by the Experian name and Trademark are of great value to Licensor and that Licensor will suffer great and irreparable damage if Licensee engages in any activity or course of conduct which threatens to diminish or negatively impact Licensor's goodwill or reputation; and

     WHEREAS, the execution and delivery of this Agreement is a condition to the Closing of the transactions contemplated by the JV Agreement; and

     WHEREAS, Licensor has imposed certain terms and conditions as to the use of the Trademark which Licensee has accepted in order to protect Licensor's rights; and

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     WHEREAS, the Parties wish to provide formal evidence of their agreement.

     NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, it is mutually agreed as follows:

     1. Definitions. Terms defined in the JV Agreement and not otherwise defined herein are used herein as such terms are defined in the JV Agreement.

         "Products and/or Services" shall mean the products and services sold or provided by Licensee in the conduct of the RES Business following the Closing that are (i) the products and services sold or provided by Licensor through its RES Business prior to the Closing, (ii) the products and services of Licensor substantially developed by Licensor through its RES Business as of the Closing, and (iii) with Licensor's prior written approval, products or services that are substantially similar to the products and services sold or provided and/or substantially developed for sale by Licensor prior to the Closing.

     2. Grant of License. Subject to the terms and conditions hereinafter set forth, Licensor hereby grants to Licensee the right to use the Trademark in association with selling the Products and/or Services. Licensee shall during the term of this Agreement, identify itself by stating its organized or trade name on all the Products and/or Services and related promotions, advertising and public announcements.

     3. Royalty. So long as Licensee shall have the right to use the Trademark as provided for herein (whether or not Licensee actually uses the Trademark), Licensee shall pay to Licensor .2% of Licensee's gross revenues, as computed under US GAAP. Such royalty payments shall be made each calendar quarter, within thirty (30) days of the conclusion of the previous quarter.

     4. Term. This Agreement shall continue in full force and effect so long as Licensor or an affiliate of Licensor maintains an ownership interest in Licensee, unless sooner terminated as provided below.

     5. Limitations. Notwithstanding anything in this Agreement, expressed or implied, to the contrary:

             (a) Except as provided in Section 2, Licensee may not use the Trademark as part of any corporate, business or trading name.

             (b) Licensee may not use the Trademark other than in connection with the Products and/or Services and as allowed under Section 2 hereof. With respect to any other products or services, Licensee shall use its own name and marks.

             (c) Licensee may not change, modify or alter the Trademark in any manner in connection with Licensee's use of the Trademark as provided for herein.

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             (d)  Licensee may not assign its rights or obligations under this
                  Agreement to any other person or entity without the express prior written approval of Licensor, which Licensor may withhold in its sole and absolute discretion.

             (e) Any and all use of the Trademark by Licensee shall inure to the benefit of Licensor and Licensee acknowledges that Licensor owns all right, title and interest to the Trademark and, except as set forth in this Agreement, reserves all rights thereto, specifically including, without limitation, all rights to license or authorize use of the Trademark.

             (f) Following the Closing, Licensee shall be permitted to utilize in the conduct of the RES Business all inventories, existing as of the Closing, of marketing materials related to the RES Business, including brochures, product and service descriptions, catalogs and similar material, manuals, instruction materials, packaging and other printed material with or without modifying the same, provided that Licensee uses reasonable efforts to advise the users and/or recipients that the new source of such Products and/or Services is Licensee and not Licensor.

     6. Quality Control. In order to assure the quality and nature of the Products and/or Services bearing the Trademark and protect the reputation of
Licensor:

             (a) Licensor acknowledges that the quality standards, specifications, and related policies, procedures and processes for products and/or services bearing the Trademark as of the Closing (the "Standards") are deemed acceptable to Licensor and, for so long as Licensee continues to use the Trademark, Licensee agrees to continue to maintain the quality of the Products and/or Services bearing the Trademark consistent with Licensor's Standards in effect prior to the Closing.

             (b) For so long as Licensee continues to use the Trademark, and upon request of Licensor, but not more than once each calendar quarter during the term of this Agreement, Licensee shall make available for Licensor's review copies of all material complaints, claims, suggestions and regulatory or judicial inquiries, requests, recommendations, actions or orders ("Comments") as to the Products and/or Services bearing the Trademark as embodied in any medium of tangible expression from third parties received by Licensee, and all correspondence from or to such third party concerning any Comments received during the preceding quarter.

             (c) For so long as Licensee continues to use the Trademark, Licensor shall have the right to enter Licensee's premises, upon reasonable prior notice during regular business hours, and have the right to inspect and examine the Products and/or Services bearing the Trademark and to review all records of Licensee

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                  relating to the quality of the Products and/or Services
                  bearing the Trademark. Licensor shall be able to exercise such right, as a minimum, every four months and in any case where an event may arise that, in its reasonable good faith judgment, requires such on-site review. Licensor shall conduct such activities in a manner not to interfere with Licensee's business operations.

             (d) In the event that any Products and/or Services bearing the Trademark are found by Licensor or its designee not to meet the Standards, Licensor shall so notify Licensee in writing. Licensor shall specify to Licensee in reasonable detail the respects in which the Standards are not being met and, unless Licensee, within sixty (60) days of its receipt of such notice, takes corrective measures which reasonably rectify the deficiency, Licensee's right to use the Trademark shall immediately terminate upon notice to that effect from Licensor and this Agreement shall thereupon terminate.

     7. Intellectual Property Control. (i) For so long as Licensee continues to use the Trademark, Licensee undertakes to use reasonable efforts to cooperate with Licensor, at Licensor's expense, in protecting the Trademark. In furtherance of such purposes Licensee shall:

             (a) Use the Trademark only in accordance with the terms of this Agreement;

             (b) Affix appropriate trademark and service mark notations (e.g., "TM" or "(R)") and wording and otherwise make proper use of the Trademark by using it as a proprietary trademark and/or service mark, and indicating that the Trademark is owned by Licensor and used by Licensee with Licensor's permission on all promotional and advertising materials and Products and/or Services;

             (c) Not use any name, mark, device, symbol, insignia, designation, labeling or packaging in connection with the Trademark, other than such of the foregoing as Licensee may from time to time use in the ordinary course of Licensee's conduct of the RES Business, without the prior written approval of Licensor, and not apply to register the Trademark in any manner anywhere in the world, with or without a secondary component;

             (d) Comply with all applicable laws and regulations with respect to the production, distribution and sale of the Products and/or Services; and

             (e) Execute such documents and take such reasonable actions as may be required by Licensor in connection with the protection of the Trademark and the registrations thereof, including, without limitation, cooperate with Licensor in executing and filing Registered User Agreements as necessary or desirable, and in applying to register and renew registrations of the Trademark in such classes and countries as Licensor may wish to do so in its sole discretion.

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(ii) For so long as Licensee continues to use the Trademark, each of Licensee and Licensor shall promptly provide the other written notice in the event either party becomes aware of any actual or threatened use of the Trademark by any third party. In such event, Licensor shall have the first right at its own expense, to take such action, including the initiation of legal proceedings, to prevent and terminate such use. If within ninety (90) days, Licensor elects not to pursue any action, Licensee shall then have the right, at its own expense, to take such action, including the initiation of legal proceedings, to prevent and terminate such use. The party conducting such action shall control its conduct and the other party shall cooperate in any such proceeding, such cooperation to include, without limitation, the joining of the other party as a party to the action when either party is required to do so by law in order to bring the action. Any recovery in any such action or proceeding shall first be paid to reimburse the parties for their respective out-of-pocket expenses associated with such action or proceeding (such amounts to be paid on a pro rata basis in the event any recovery is less than the total of the parties' out-of-pocket expenses) and any remaining recovery shall be paid to Licensor.

(iii) Licensor shall, at its own expense, file all applications, affidavits and other documents necessary to maintain the effective registration of the Trademark in the United States Patent and Trademark Office and in each other country in which the Trademark is registered on the date of the Closing, but Licensor and/or Licensee shall not apply to register any marks that include the Trademark in connection with the RES Business.

     8. Termination. Notwithstanding anything to the contrary, this Agreement shall automatically terminate without notice immediately upon Licensor or any affiliate of Licensor no longer having an ownership interest in Licensee, or upon notice by Licensor to Licensee upon the occurrence of any of the following events:

     (a)  Breach by Licensee of the Royalty payment provision contained in
          Section 3 of this Agreement, which breach is not cured within ten (10) days after Licensee's receipt of written notice setting forth the particular breach.

     (b) Breach by Licensee of any other term or condition of this Agreement, which breach is not cured within sixty (60) days after Licensee's receipt of written notice setting forth the particular breach. It is expressly understood that breach of the Standards shall be governed by the provisions of Section 6(d).

     (c) Any assignment of Licensee's assets or business for the benefit of creditors, or appointment of a trustee or receiver, or like official to administer or conduct the business of Licensee or adjudication in any legal proceeding that Licensee is either insolvent or otherwise unable to meet its financial obligations as they become due or is a voluntary or involuntary bankrupt.

     (d) Licensee or all or substantially all of its operations or assets are sold or assigned, or are confiscated, nationalized or expropriated or in any other manner controlled, either

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          directly or indirectly, by any government, national, state or municipal, or any agency thereof.

     (e) Licensee engages in any course of conduct or activities which generate materially negative publicity asserting that Licensee's business practices do not conform to applicable law or standard industry practices and the Trademark or Experian name, mark and/or logo is referenced in a negative manner in two or more print or television or radio media over the course of any week or is the subject of significant use on the Internet over the course of any week and which negative publicity is not responded to by Licensee in a reasonable period after Licensee receives notice of such from Licensor with Licensee's press releases and written responses directly to the media outlets creating such publicity, and if appropriate, to the customer, consumer or government agency that is the subject of such publicity and/or with published advertisements of Licensee. Such press releases, responses and/or advertisements of Licensee shall (i) announce that corrective action is being undertaken, if in Licensee's reasonable judgment that is necessary or desirable to maintain legal and industry standards, and (ii) clarify, among other things, that Licensee is a separate legal entity that has acquired the RES Business which was formerly Licensor's and which RES Business is no longer operated by Licensor.

     9. Rights Upon Termination. The parties expressly agree that upon termination or expiration of this Agreement, Licensee's right to make any use whatsoever of the Trademark shall immediately and permanently cease. Licensee shall thereafter immediately and permanently discontinue any and all further use of the Trademark and take any further steps, at Licensor's expense, reasonably required to effectuate and confirm the exclusive rights of Licensor in and to the Trademark throughout the world. To that end, Licensee shall immediately execute any and all appropriate documents and shall also assist Licensor in terminating any agreements and registrations by which any other party has used the Trademarks. Specifically, without limitation of the foregoing, Licensee shall cooperate fully and assist Licensor, at Licensor's expense, in protecting the Trademark and the registrations thereof throughout the world.

     10. Failure to Enforce Agreement. Any failure by Licensor to enforce at any time or for any period of time any term or condition of this Agreement shall not be deemed a waiver of such term or condition or of any other term or condition or of any subsequent breach of any term or condition.

     11. Notice. All notices and communications required or permitted to be given under this Agreement will be deemed to have been duly given at the time of receipt if delivered by hand or communicated by electronic transmission or, if mailed, three (3) days after deposit in the U. S. mail as registered or certified, postage prepaid and addressed to the other party at their respective addresses set forth below, unless a different person or address shall have been designated by notice:

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          To Licensee:  First American Real Estate Solutions LLC
                        150 Second Avenue, Suite 1600
                        St. Petersburg, Florida 33701
                        Telefax:   (813) 895-3619
                        Attention: President

          To Licensor:  Experian Information Solutions, Inc.
                        505 City Parkway West, 10th Floor
                        Orange, California 92868
                        Telefax:   (714) 938-2513
                        Attention: General Counsel

     12. Successors. This Agreement shall be binding on the successors to the parties hereto subject to the provisions of Paragraph 5(c).

     13. Entire Agreement. This Agreement, which may not be amended or modified, except in writing executed by both parties, is the entire Agreement between the parties with respect to its subject matter hereof and supersedes all prior agreements, covenants, arrangements, communications, representations or warranties between the parties with respect to the subject matter hereof, whether written or oral.

     14. Survival of Obligations. Other provisions hereof notwithstanding, any obligation of a party incurred under this Agreement prior to the termination or expiration hereof will survive such termination or expiration.

     15. Headings. The headings and titles to the paragraphs of this Agreement are inserted for convenience only and will not be deemed a part hereof or affect the construction or interpretation of any provision hereof.

     16. Controlling Law. This Agreement shall be construed, interpreted and enforced according to the laws of the State of California.

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     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives as of the day and year first above written.

                                 Licensor:

                                        Experian Information Solutions, Inc.

                                        By:    /s/ D. V. Skilling
                                               --------------------------------
                                        Name:  D. Van. Skilling
                                               --------------------------------
                                        Title:
                                               --------------------------------

                                 Licensee:

                                        First American Real Estate Solutions LLC

                                        By:    /s/ Parker S. Kennedy
                                               ---------------------------------
                                        Name:  Parker S. Kennedy
                                               ---------------------------------
                                        Title:
                                               ---------------------------------

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